Exhibit 15

ACKNOWLEDGMENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

August 3, 2015

The Board of Directors and Shareholders of KeyCorp

We are aware of the incorporation by reference in the following Registration Statements (including all amendments thereto) of KeyCorp:

Form S-3 No. 333-55959

Form S-3 No. 333-59175

Form S-3 No. 333-64601

Form S-3 No. 333-76619

Form S-3 No. 333-151608

Form S-3 No. 333-174865

Form S-3 No. 333-196641

Form S-4 No. 333-146456

Form S-8 No. 333-49609

Form S-8 No. 333-49633

Form S-8 No. 333-70669

Form S-8 No. 333-70703

Form S-8 No. 333-70775

Form S-8 No. 333-72189

Form S-8 No. 333-92881

Form S-8 No. 333-45320

Form S-8 No. 333-45322

Form S-8 No. 333-99493

Form S-8 No. 333-107074

Form S-8 No. 333-107075

Form S-8 No. 333-107076

Form S-8 No. 333-109273

Form S-8 No. 333-112225

Form S-8 No. 333-116120

Form S-8 No. 333-167093

Form S-8 No. 333-188703

of our review report dated August 3, 2015 relating to the unaudited consolidated interim financial statements of KeyCorp that are included in its Form 10-Q for the quarter ended June 30, 2015.

Ernst & Young
Cleveland, Ohio

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